Exhibit 10.2

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 12, 2010, among Latin America Ventures, Inc., a Nevada corporation (collectively with all predecessors thereof, the “Company”), Minera Licancabur S.A. (“Minera”) and the investors listed on the Schedule of Buyers attached hereto as Annex A and identified on the signature pages hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS, on May 12, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”), with Minera and the Minera Shareholders (as defined in Section 1.1 below), pursuant to which the Company acquired 99.9% of the equity interest of Minera in exchange for 6,000,000 shares of the Common Stock (as defined in Section 1.1 below) of the Company, constituting a majority of the total outstanding shares of the Common Stock on a fully diluted basis as of and immediately after the closing of the exchange under the Exchange Agreement (the “Exchange”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company certain securities of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE 1.
DEFINITIONS

1.1.

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“2011 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2011, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2012 Annual Report” means the Annual Report of the Company for the fiscal year ending March 31, 2012, as filed with the Commission on Form 10-K (or such other form appropriate for such purpose as promulgated by the Commission).

“2011 Vesting Date” has the meaning set forth in Section 4.11(a) .

“2012 Vesting Date” has the meaning set forth in Section 4.11(b) .

“Action” as to any Person, means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting such Person, any of such Person’s Subsidiaries or any of such Person’s or such Subsidiaries’ respective properties, before or by any Governmental Authority, arbitrator, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“After Tax Net Income” shall have the meaning set forth in Section 4.11.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York or Santiago, Chile are authorized or required by law or other governmental action to close.

“Buy-In” has the meaning set forth in Section 4.1(c) .

“Canadian Investors” means those of the Investors who are resident in any jurisdiction of Canada.

“Closing” has the meaning set forth in Section 2.1(c) .

“Closing Date” has the meaning set forth in Section 2.1(c) .

“Closing Escrow Agreement” means the Closing Escrow Agreement, dated as of the date hereof, among the Company and the escrow agent (the “Escrow Agent”) identified therein, in the form of Exhibit A hereto, as may be amended from time to time.

“Closing Warrants” has the meaning set forth in Section 2.2.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified or for which it may be exchanged as a class.

“Company” has the meaning set forth in the recitals to this Agreement.

“Common Stock Equivalents” means any securities of the Company or any Subsidiary which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Company U.S. Counsel” means Pillsbury Winthrop Shaw Pittman LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a) .

“Disclosure Materials” has the meaning set forth in Section 3.1(h) .

“Effective Date” means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

“Exchange” has the meaning set forth in the recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” has the meaning set forth in the recitals to this Agreement.

“Existing Company Entities” means the Company, Minera and their respective Subsidiaries and "Existing Company Entity" means any of the Company, Minera and any of their respective Subsidiaries.

“Force Majeure Event” means an act or event, including, as applicable, an act of God, act of the public enemy, fire, earthquake, flood, explosion, war, invasion, insurrection, riot, mob violence, sabotage, terrorism, inability to procure or a general shortage of labor, equipment, facilities, materials, or supplies in the open market, failure or unavailability of transportation, strike, lockout, actions of labor unions, a taking by eminent domain, requisitions and laws or orders of government or civil, military, or naval authorities, or any other cause, whether similar or dissimilar to the foregoing that is not within the reasonable control of the Company, so long as such act or event, in each case, (i) is not due to the fault or negligence of Company, (ii) is not reasonably foreseeable and avoidable with reasonable efforts by the Company, and (iii) results in a Material Adverse Effect.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental or administrative division, department, agency, commission, instrumentality, official, organization, unit, body or entity) and any court or other tribunal.

“Intellectual Property Rights” has the meaning set forth in Section 3.1(p) .

“Investment Amount” means, with respect to each Investor, the Investment Amount indicated on such Investor’s signature page to this Agreement, which is also reflected on the Schedule of Investors attached hereto as Appendix A.

“Investor Deliverables” has the meaning set forth in Section 2.2(b) .

“Investor Party” has the meaning set forth in Section 4.7.

"Legal Requirement" shall mean any federal state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of any national securities exchange upon which the Common Stock is then listed or traded). Reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, and reference to any section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal, right of participation or other restrictions of any kind.

“Lockup Agreements” means the Lockup Agreements, dated as of the date hereof, by and between the Company and each Person listed on Schedule I hereto, in the form attached as Exhibit C hereto.

“Losses” has the meaning set forth in Section 4.7.

“Make Good Warrants” has the meaning set forth in Section 4.11.

“Maximum Amount” means $13,000,000.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material and adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document, or the Exchange Agreement.

“Minera” has the meaning set forth in the recitals to this Agreement.

“Minera Shareholders” means Jorge Osvaldo Orellana Orellana, Jorge Fernando Pizarro Arriagada and Iván Orlando Vergara Huerta.

“Money Laundering Laws” has the meaning set forth in Section 3.1(y) .

“New York Courts” means the state and federal courts sitting in the City of New York, Borough of Manhattan.

“Outside Date” means, with respect to the First Closing, the 60th day following the date of this Agreement and, with respect to any Subsequent Closing means the 60th day following the First Closing Date.

“Per Share Purchase Price” equals $2.78.

“Placement Agent” means the Persons listed on Schedule 3.1(s) and any of their respective agents, counsel or Affiliates.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Company, threatened.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and the Investors, in the form of Exhibit B hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investors of the Shares and the Warrant Shares.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(h) .+

“Securities” means the Shares, Closing Warrants, Make Good Warrants and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Share Delivery Date” has the meaning set forth in Section 4.1(c) .

“Shares” means the shares of Common Stock being issued and sold to the Investors by the Company hereunder.

“Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

“Subsidiary” of the Company means any “subsidiary” as defined in Rule 1-02(x) of the Regulation S-X promulgated by the Commission under the Exchange Act of such Person. Notwithstanding anything to the contrary set forth in any Transaction Document, Minera is considered a Subsidiary of the Company.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market or (ii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i) or (ii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Registration Rights Agreement, the Closing Escrow Agreement, the Warrants and the Lock-Up Agreements and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Securities Transfer Corporation, the current transfer agent of the Company with a mailing address of 2591 Dallas Parkway, Suite 102, Frisco, Texas 75034 and a facsimile number of (469) 633-0088, and any successor transfer agent of the Company.

“U.S. Investor” means an Investor who is resident in the United States of America.

“Warrants” means the Closing Warrants and the Make Good Warrants.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Closing Warrants and the Make Good Warrants.

ARTICLE 2.
PURCHASE AND SALE

2.1.

Closing.

(a)

First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor, and each such Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Shares representing such Investor’s Investment Amount (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date”.

(b)

Subsequent Closing(s). In the event that the Maximum Amount is not raised at the First Closing, the Company may determine to have one or more subsequent Closings of the Offering (each, a “Subsequent Closing”) until the first to occur of the Maximum Amount is raised and the Outside Date occurs. At each Subsequent Closing, the Company agrees to issue and sell to each Investor who executes a signature page hereto, and each such Investor agrees, severally and not jointly, to purchase from the Company such number of Shares set forth on such Investor’s signature pages attached hereto. There may be more than one Subsequent Closing; provided, however, that the final Subsequent Closing shall take place on or before the Outside Date. The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date”).

(c)

Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing”. The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date”. The Closing at which the Maximum Amount is raised, or which is the last Closing prior to the Outside Date, is referred to in this Agreement as the “Final Closing”. The date of the Final Closing is hereinafter referred to as the “Final Closing Date”. All Closings shall occur on or prior to the Outside Date at the offices of Pillsbury Winthrop Shaw Pittman LLP, 2300 N Street, N.W., Washington, DC 20037, or remotely via the exchange of documents and signatures.

2.2.

Closing Deliveries.

(a)

At a Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i)

a single certificate dated as of such Closing Date, representing that number of Shares to be issued and sold at such Closing to such Investor, determined under Section 2.1, registered in the name of such Investor;

(ii)

a Common Stock purchase warrant to purchase up to 50% of the number of Shares to be issued to such Investor at such Closing in the form of Exhibit D hereto (the “Closing Warrants”);

(iii)

Lockup Agreements, duly executed by the Company and each officer of the Company and each member of the Board of Directors of the Company;

(iv)

the legal opinion of Company U.S. Counsel, in agreed form, addressed to the Investors and Halter Financial Securities, Inc.; and

(v)

the legal opinion of special Chilean counsel to Minera and the Company, in agreed form, addressed to the Investors and Halter Financial Securities, Inc.

(b)

By such Closing, each Investor shall deliver or cause to be delivered the agreements specified in Section 5.2(d), each duly signed by such Investor (collectively, the “Investor Deliverables”).

(c)

Within two Trading Days following the date of this Agreement, each Investor shall deliver to the Escrow Agent for deposit and disbursement in accordance with the Closing Escrow Agreement, its Investment Amount, in United States dollars and in immediately available funds, by wire transfer to an account designated in writing by the Company for such purpose.

ARTICLE 3.
REPRESENTATIONS AND WARRANTIES

3.1.

Representations and Warranties of the Company. The Company and Minera hereby jointly and severally make the following representations and warranties to each Investor:

(a)

Subsidiaries. The Existing Company Entities have no direct or indirect Subsidiaries other than as disclosed in Schedule 3.1(a). Except as disclosed in Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)

Organization and Qualification. Each of the Existing Company Entities is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. No Existing Company Entity is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each Existing Company Entity is duly qualified to conduct its respective businesses and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(c)

Authorization; Enforcement. Each Existing Company Entity which is or is to become party to any Transaction Document has the requisite corporate and other power and authority to enter into and to consummate the transactions contemplated by each such Transaction Document to which it is a party and otherwise to carry out its obligations thereunder. The execution and delivery of the Transaction Documents, by each of the Existing Company Entities to be party thereto and the consummation by each of them of the transactions contemplated thereby have been duly authorized by all necessary action on the part of such Existing Company Entity, and no further action is required by any of them in connection with such authorization. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and each other Existing Company Entity required to execute the same (to the extent any of them is a party thereto) and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company and such Existing Company Entity, enforceable against the Company and the Existing Company Entity, as the case may be, each in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Legal Requirement relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(d)

No Conflicts. Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company, and each other Existing Company Entity (to the extent a party thereto) and the consummation by the Company and such other Existing Company Entities of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company’s, or such Existing Company Entity's, certificate of incorporation or bylaws, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any of the debt of any Existing Company Entity or otherwise) or other understanding to which any of the Existing Company Entities is a party or by which any property or asset of any of the Existing Company Entities is bound or affected, or (iii) result in a violation of any Legal Requirement to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of any Existing Company Entity is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(e)

Filings, Consents and Approvals. None of the Existing Company Entities is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Body in connection with the execution, delivery and performance by the Company and each of the other Existing Company Entities to the extent it is a party thereto of the Transaction Documents, other than (i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of this agreement, (ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4.5 and (v) those that have been made or obtained prior to the date of this Agreement.

(f)

Issuance of the Securities. The Shares have been duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The Warrants have been duly authorized and, upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all Liens. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)

Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company’s various option and incentive plans, if any, is specified on Schedule 3.1(g). Except as specified on Schedule 3.1(g), no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as specified on Schedule 3.1(g), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The sale of the Securities to the Investors will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) or result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(h)

SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials, including the current report of the Company on Form 8-K that is being filed on or about the date hereof disclosing the Exchange and containing “Form 10” information regarding Minera, being collectively referred to herein as the “SEC Reports” and, together with the Schedules to this Agreement (if any), the “Disclosure Materials”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and each Subsidiary included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)

Press Releases. The press releases disseminated by the Company since the date of the Exchange, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(j)

Material Changes. Since the date of the latest audited financial statements of the Company included in the SEC reports, except as disclosed on Schedule 3.1(j), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Existing Company Entities have not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Existing Company Entities have not altered its method of accounting or the identity of its auditors, and (iv) the Existing Company Entities have not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(k)

Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as disclosed on Schedule 3.1(k), could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Existing Company Entities, nor to the knowledge of the Existing Company Entities, any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed on Schedule 3.1(k). There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving any Existing Company Entity or any current or former director or officer of an Existing Company Entity (in his or her capacity as such).

(l)

Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of any of the Existing Company Entities. No Existing Company Entity is a party to any collective bargaining agreement with any Person.

(m)

Compliance. None of the Existing Company Entities (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by an Existing Company Entity under), nor has any Existing Company Entity received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or Governmental Body, or (iii) is or has been in violation of any statute, rule or regulation of any Governmental Body, including all federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case, such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(n)

Regulatory Permits. The Existing Company Entities possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Existing Company Entities have not received any notice of proceedings relating to the revocation or modification of any such permits.

(o)

Title to Assets. The Existing Company Entities own, lease or otherwise have a valid right to use, all real property that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Existing Company Entities. Any real property and facilities held under lease by the Existing Company Entities are held by them under valid, subsisting and enforceable leases.

(p)

Patents and Trademarks. The Existing Company Entities have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights (collectively, the “Intellectual Property Rights”) that are necessary or material for use in connection with their respective businesses and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No Existing Company Entity has received a written notice that the Intellectual Property Rights used by such Existing Company Entity violates or infringes upon the rights of any Person. Except as set forth on Schedule 3.1(p), to the knowledge of the Existing Company Entities, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(q)

Insurance. The Existing Company Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Existing Company Entities are engaged.

(r)

Transactions With Affiliates and Employees; Customers. Except as described in Schedule 3.1(r), none of the officers, directors or 5% or more shareholders of any of the Existing Company Entities, and, to the knowledge of the Company, none of the employees of any of the Existing Company Entities, is presently a party to any transaction with any of the Existing Company Entities (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Person or, to the knowledge of the Company, any entity in which any officer, director, or such employee or 5% or more shareholder has a substantial interest or is an officer, director, trustee or partner. None of the Existing Company Entities owes any money or other compensation to any of their respective officers or directors or shareholders, except to the extent of ordinary course compensation arrangements. No material customer of any of the Existing Company Entities has indicated their intention to diminish their relationship with such Existing Company Entity and none of the Existing Company Entities has any knowledge from which it could reasonably conclude that any such customer relationship may be adversely affected.

(s)

Certain Fees. Except as described in Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by any of the Existing Company Entities to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Investors shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by an Investor pursuant to written agreements executed by such Investor which fees or commissions shall be the sole responsibility of such Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)

Certain Registration Matters. Assuming the accuracy of the Investors’ representations and warranties set forth in Section 3.2(b) -(e), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investors under the Transaction Documents. The Company is eligible to register its Common Stock for resale by the Investors under Form S-1 promulgated under the Securities Act. Except as specified in Schedule 3.1(t), none of the Existing Company Entities has granted or agreed to grant to any Person other than the Investors pursuant to the Registration Rights Agreement any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

(u)

Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(v)

No Additional Agreements. None of the Existing Company Entities has any agreement or understanding with any Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(w)

Consultation with Auditors. The Company has consulted its independent auditors concerning the accounting treatment of the transactions contemplated by the Transaction Documents, and in connection therewith has furnished such auditors complete copies of the Transaction Documents.

(x)

Foreign Corrupt Practices Act. None of the Existing Company Entities nor to the knowledge of the Company, any agent or other person acting on behalf of the Existing Company Entities, has, directly or indirectly, (i) used any funds, or will use any proceeds from the sale of the Securities, for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company, or any such Existing Company Entity (or made by any Person acting on their behalf of which the Company is aware) or any members of their respective management which is in violation of any Legal Requirement, or (iv) has violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder which was applicable to the Existing Company Entities.

(y)

Money Laundering Laws. The operations of each of the Existing Company Entities are and have been conducted at all times in compliance with the money laundering Legal Requirements of all applicable Governmental Bodies and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Body (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or Governmental Body or any arbitrator involving any Existing Company Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(z)

Other Representations and Warranties Relating to Minera.

(i)

All material consents, approvals, authorizations or licenses requisite under Chilean Legal Requirements for the due and proper establishment and operation of Minera have been duly obtained from the relevant Chilean Governmental Bodies and are in full force and effect.

(ii)

Minera has not received any letter or notice from any relevant Chilean Governmental Body notifying it of revocation of any licenses or qualifications issued to it or any subsidy granted to it by any Chilean Governmental Body for non-compliance with the terms thereof or with applicable Chilean Legal Requirements, or the lack of compliance or remedial actions in respect of the activities carried out by Minera, except such revocation as does not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(iii)

Minera has conducted its business activities within the permitted scope of business or has otherwise operated its business in compliance with all relevant Legal Requirements and with all requisite licenses and approvals granted by competent Chilean Governmental Bodies other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect. As to licenses, approvals and government grants and concessions requisite or material for the conduct of any material part of Minera’s business which is subject to periodic renewal, the Company has no knowledge of any reasons related to Minera for which such requisite renewals will not be granted by the relevant Chilean Governmental Bodies.

(iv)

With regard to employment and staff or labor, Minera has complied with all applicable Chilean Legal Requirements in all material respects, including without limitation, those pertaining to welfare funds, social benefits, medical benefits, insurance, retirement benefits, pensions or the like, other than such non-compliance that do not, and would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)

Disclosure. All disclosure provided to the Investors regarding the Existing Company Entities and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Existing Company Entities (including their respective representations and warranties set forth in this Agreement and the disclosure set forth in any diligence report or business plan provided by any Company Entity or any Person acting on such Company Entity’s behalf) are true and correct in all material aspects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.2.

Representations and Warranties of the Investors. Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

 Organization; Authority. Such Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party or a signatory and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor. Each Transaction Document executed by such Investor has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)

Investment Intent. Such Investor is acquiring the Securities issuable to it under the Transaction Documents as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. Such Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)

Investor Status. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act. Such Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Securities. Such Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk. If such Investor is a U.S. Investor, at the time such Investor was offered the Securities, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act, and such Investor has completed and executed the U.S. Accredited Investor Certificate attached as Appendix B to this Agreement.

(d)

General Solicitation. Such Investor is not purchasing the Securities as a result of any advertisement, article, notice, meeting, or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

Access to Information. Such Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Investor or its representatives or counsel shall modify, amend or affect such Investor’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Existing Company Entities’ representations and warranties contained in the Transaction Documents.

(f)

Certain Trading Activities. Such Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor, engaged in any transactions in the securities of the Company (including, without limitations, any Short Sales involving the Company’s securities) since the earlier to occur of (1) the time that such Investor was first contacted by the Company or any Placement Agent regarding an investment in the Company and (2) the 30th day prior to the date of this Agreement. Such Investor covenants that neither it nor any Person acting on its behalf or pursuant to any understanding with it will engage in any transactions in the securities of the Company (including Short Sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed.

(g)

Independent Investment Decision. Such Investor has independently evaluated the merits of its decision to purchase the Securities pursuant to the Transaction Documents, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision. Such Investor has not relied on the business or legal advice of any Placement Agent in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.

(h)

Rule 144. Such Investor understands that the Securities must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Investor acknowledges that it is familiar with Rule 144 and that such Investor has been advised that Rule 144 permits resales only under certain circumstances. Such Investor understands that to the extent that Rule 144 is not available, such Investor will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)

General. Such Investor understands that the Securities are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Securities. Such Investor understands that no United States federal or state agency or any Governmental Body has passed upon or made any recommendation or endorsement of the Securities.

The Existing Company Entities acknowledge and agree that no Investor has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

3.3.

Additional Representations and Warranties of Canadian Investors. In addition to the representations and warranties set forth in Section 3.2, each Canadian Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a)

Such Investor has been independently advised as to or is aware of the restrictions with respect to trading in, and the statutory hold period applicable to, the Securities imposed by the securities laws of the jurisdiction of the jurisdiction of Canada in which such Investor resides or is subject, that a suitable legend or legends will be placed on the certificates representing the Securities to reflect the statutory hold period to which the Securities are subject;

(b)

Such Investor has not received or been provided with a prospectus or offering memorandum (within the meaning of the securities laws of such Investor’s Canadian jurisdiction of residence), and that such Investor’s decision to enter into this Agreement and to purchase the Securities is based entirely upon its own enquiries and investigations as described in Section 3.2(e) hereof and not upon any other verbal or written representation as to fact or otherwise made by or on behalf of the Company;

(c)

Such Investor acknowledges that there are risks associated with the purchase of the Securities;

(d)

Such Investor is solely responsible for obtaining such tax, investment, legal and other professional advice as such Investor considers appropriate in connection with the execution, delivery and performance by it of this Agreement and the transactions contemplated hereunder (including the resale and transfer restrictions referred to herein);

(e)

Because the sale of the Securities is exempt from the prospectus requirements of applicable Canadian securities laws:

(i)

certain protections, rights and remedies provided by such securities laws, including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to such Investor,

(ii)

the common law may not provide such Investor with an adequate remedy in the event that that such Investor suffers investment losses in connection with securities acquired in a private placement,

(iii)

such Investor may not receive information that would otherwise be required to be given under applicable Canadian securities laws, and

(iv)

the Company is relieved from certain obligations that would otherwise apply under applicable Canadian securities laws.

(f)

No person has made any written or oral representation:

(i)

that any person will resell or repurchase the Securities,

(ii)

that any person will refund such Investor’s Investment Amount; or

(iii)

as to the future price or value of the Securities.

ARTICLE 4.
OTHER AGREEMENTS OF THE PARTIES

4.1.

Transferability; Certificate.

(a)

The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b)

Certificates evidencing Securities will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer thereof including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder. Except as otherwise provided in Section 4.1(c), any Securities subject to a pledge or security interest as contemplated by this Section 4.1(b) shall continue to bear the legend set forth in this Section 4.1(b) and be subject to the restrictions on transfer set forth in Section 4.1(a) .

(c)

 Certificates evidencing Securities shall not contain any legend (including the legend set forth in Section 4.1(b)): (i) while a registration statement (including the Registration Statement) covering such Securities is then effective, or (ii) following a sale or transfer of such Securities pursuant to Rule 144 (assuming the transferee is not an Affiliate of the Company), or (iii) while such Securities are eligible for sale by the selling Investor without volume restrictions under Rule 144. The Company agrees that following the Effective Date or such other time as legends are no longer required to be set forth on certificates representing Securities under this Section 4.1(c), it will, no longer than three Trading Days following the delivery by an Investor to the Company or the Transfer Agent of a certificate representing such Securities containing a restrictive legend, deliver or instruct the Transfer Agent to deliver to such Investor, Securities which are free of all restrictive and other legends. If the Company is then eligible, certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to an Investor by crediting the prime brokerage account of such Investor with the Depository Trust Company System as directed by such Investor. If an Investor shall make a sale or transfer of Securities either (x) pursuant to Rule 144 or (y) pursuant to a registration statement and in each case shall have delivered to the Company or the Company’s transfer agent the certificate representing the applicable Securities containing a restrictive legend which are the subject of such sale or transfer and a representation letter in customary form (the date of such sale or transfer and Securities delivery being the “Share Delivery Date”) and (1) the Company shall fail to deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive or other legends by the third Trading Day following the Share Delivery Date and (2) following such third Trading Day after the Share Delivery Date and prior to the time such Securities are received free from restrictive legends, the Investor, or any third party on behalf of such Investor, purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Securities (a “Buy-In”), then, in addition to any other rights available to the Investor under the Transaction Documents and applicable law, the Company shall pay in cash to the Investor (for costs incurred either directly by such Investor or on behalf of a third party) the amount by which the total purchase price paid for Common Stock as a result of the Buy-In (including brokerage commissions, if any) exceed the proceeds received by such Investor as a result of the sale to which such Buy-In relates. The Investor shall provide the Company written notice indicating the amounts payable to the Investor in respect of the Buy-In. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d)

Certificates evidencing Securities issued to Canadian Investors will contain the following additional legend:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) [THE DISTRIBUTION DATE] AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.

4.2.

Furnishing of Information. As long as any Investor owns any Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investors and make publicly available in accordance with Rule 144(c) such information as is required for the Investors to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3.

 Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Securities to the Investors.

4.4.

Subsequent Registrations. Until the earlier of (i) if the initial Registration Statement required by the Registration Rights Agreement is then effective, one year from the Final Closing Date, (ii) such time that all of the Shares and Warrant Shares (with respect to the Closing Warrants only) are registered pursuant to one or more effective Registration Statement(s), and the prospectuses forming a portion of such Registration Statement(s) is available for the resale of all Securities, or (iii) such time as all of the Securities may be sold pursuant to Rule 144 of the Securities Act without restriction as to the volume of such sales, the Company may not file any registration statement (other than on Form S-8) with the Commission with respect to any securities of the Company other than the Shares and Warrant Shares; provided, however, that if an Investor declines in writing to include their respective Shares or Warrant Shares in a Registration Statement, then this Section 4.4 hereafter ceases to apply to the Shares of such Investor (other than if such Investor declines to include its Shares because such Investor was unwilling to be named as an underwriter in such Registration Statement).

4.5.

Securities Laws Disclosure; Publicity. By (i) 9:30 a.m. (New York time) on the Trading Day following the Closing Date, the Company shall issue a press release, disclosing the transactions contemplated by the Transaction Documents and the Closing and by (ii) 5:30 p.m. (New York time) on the forth Trading Day following the Closing Date, the Company will file a Current Report on Form 8-K, disclosing the material terms of the Transaction Documents (and attach as exhibits thereto all existing Transaction Documents) and the Closing. The Company covenants that following such disclosure, the Investors shall no longer be in possession of any material, non-public information with respect to any of the Existing Company Entities. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the Commission (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act) or any regulatory agency or Trading Market, without the prior written consent of such Investor, except to the extent such disclosure is required by law or Trading Market regulations.

4.6.

Limitation on Issuance of Future Priced Securities. During the twelve months following the Closing Date, the Company shall not issue any “Future Priced Securities” as such term is described by NASD IM-4350-1.

4.7.

Indemnification of Investors. In addition to the indemnity provided in the Registration Rights Agreement, the Existing Company Entities will jointly and severally indemnify and hold the Investors and their directors, officers, shareholders, partners, employees and agents (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation in respect thereof (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by any of the Existing Company Entities in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 4.7 shall be the same as those set forth in Section 5 of the Registration Rights Agreement.

4.8.

Non-Public Information. The Company covenants and agrees that, except as specifically contemplated by the Transaction Document, neither it, any Company Entity nor any other Person acting on its or their behalf will provide any Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that each Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9.

Listing of Common Stock. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) the Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10.

Use of Proceeds. The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and/or capital expenditure and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents or engage in any related party transaction.

4.11.

Make Good Warrants. As inducement to the Investors to enter into this Agreement, the Company agrees to issue to each Investor, for no additional consideration, a warrant in the form of Exhibit E hereto for 100% of the number of Shares to be issued to such Investor at the Closing in accordance with Section 2.2(a)(ii) (the “Make Good Warrants”). The Make Good Warrants shall vest as follows:

(a)

 in the event that the After Tax Net Income reported in the 2011 Annual Report is less than 90% of $14,382,102 (the “2011 Guaranteed ATNI”), the Make Good Warrants shall vest with respect to such number of Common Shares equal to (i) the amount by which the after tax net income reported in the Company’s Annual Report on Form 10-K is less than $14,382,102, divided by $14,382,102, multiplied by (ii) 50% of the number of Common Shares underlying the Make Good Warrant at the time of issuance. The date on which shares of Common Stock underlying this Warrant vest in accordance with this Section 4.11(a) is herein referred to as the “2011 Vesting Date”; and

(b)

 in the event that the After Tax Net Income reported in the 2012 Annual Report is less than 90% of $15,179,687 (the “2012 Guaranteed ATNI”), the Make Goods Warrant shall vest with respect to such number of shares of Common Stock equal to (i) the amount by which the after-tax net income the fiscal year ending March 31, 2012 reported in the Company’s Annual Report on Form 10-K is less than $15,179,687, divided by $15,179,687, multiplied by (ii) 50% of the total number of shares of Common Stock underlying the Make Good Warrants at the time of issuance. The date on which shares of Common Stock underlying this Warrant vest in accordance with this Section 4.11(b) is herein referred to as the “2012 Vesting Date”.

(c)

In the event that the After Tax Net Income reported in the 2011 Annual Report is equal to or greater than the 2011 Guaranteed ATNI, no shares of Common Stock underlying the Make Good Warrants will vest on the 2011 Vesting Date. In the event that the After Tax Net Income reported in the 2012 Annual Report is equal to or greater than the 2012 Guaranteed ATNI, no shares of Common Stock underlying the Make Good Warrants will vest on the 2012 Vesting Date. “After Tax Net Income” shall mean the Company’s operating income after taxes for the fiscal year ending March 31, 2011 or March 31, 2012 (as applicable) in each case determined in accordance with GAAP as reported in the 2011 Annual Report or 2012 Annual Report (as applicable). Notwithstanding the foregoing or anything else to the contrary herein, for purposes of determining whether or not the 2011 Guaranteed ATNI and 2012 Guaranteed ATNI have been met, (i) the issuance of any warrants in connection with this Agreement, including the Make Good Warrants to the Investors as a result of the operation of this Section 4.11, (ii) any non-cash change under GAAP resulting from anti-dilution or from an accounting pronouncement issued after the date hereof, shall not be deemed to be an expense, charge, or any other deduction from revenues even though GAAP may require contrary treatment or the Annual Report for the respective fiscal years filed with the Commission by the Company may report otherwise. If prior to the second anniversary of the filing of either of the 2011 Annual Report or the 2012 Annual Report (as applicable), the Company or their auditors report or recognize that the financial statements contained in such report are subject to amendment or restatement such that the Company would recognize or report adjusted After Tax Net Income of less than either of the 2011 Guarantee ATNI or the 2012 Guaranteed ATNI (as applicable), then the date of the filing of such amendment or restatement will thereafter be the 2011 Vesting Date or the 2012 Vesting Date, as applicable.

(d)

If a Force Majeure Event occurs during the fiscal years ending March 31, 2011 or March 31, 2012, the Investors agree to negotiate with the Company, in good faith, to amend this Section 4.11 to account for such Force Majeure Event. Notwithstanding the foregoing, the occurrence of a Force Majeure Event will not, in the absence of any such amendment, affect the Investors’ rights pursuant to this Section 4.11.

4.12.

Independent Board of Directors. The Company covenants and agrees that no later than 180 days following the Closing Date, the Board of Directors of the Company shall be comprised of a minimum of five members (at least two of whom shall be fluent English speakers who possess experience fulfilling its fiduciary obligations and other responsibilities as a director of a United States publicly listed company incorporated in the United States), a majority of which shall be “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15) and a meeting of such full Board of Directors shall be convened within such 180 days following the Closing Date. The Board of Directors shall appoint all Board committees required under the NASDAQ Marketplace Rules, which shall include, but not be limited to, an Audit Committee, Nominating Committee and Compensation Committee.

4.13.

Right of First Refusal.

(a)

From the date hereof until the one (1) year anniversary of the Final Closing Date (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including, without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4.13.

(b)

The Company shall deliver to each Investor hereunder a written notice (the ”Offer Notice”) of any proposed or intended issuance or sale or exchange (the ”Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (v) identify and describe the Offered Securities, (w) include the final form of documents and agreements governing the Subsequent Placement, (x) specify the price and other terms upon which the Offered Securities are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Investors all of the Offered Securities, allocated pro-rata among such Investors in accordance with their Investment Amount relative to the aggregate Investment Amount of all Investors (the “Basic Amount”), and (b) with respect to each Investor that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Investors as such Investor shall indicate it will purchase or acquire should the other Investors subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Investors shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(c)

To accept an Offer, in whole or in part, such Investor must deliver a written notice to the Company prior to the end of the twentieth (20th) Business Day after such Investor’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Investor’s Basic Amount that such Investor elects to purchase and, if such Investor shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Investor elects to purchase (in either case, the “Notice of Acceptance”); provided, however, that in the event that the Company receives an unsolicited offer to purchase securities of the Company, the Offer Period shall be reduced to five (5) Business Days. If the Basic Amounts subscribed for by all Investors are less than the total of all of the Basic Amounts, then each Investor who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Investor who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Investor bears to the total Basic Amounts of all Investors that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

(d)

The Company shall have twenty Business Days from the expiration of the Offer Period above to (i) offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Investors (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement (as defined below), and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which shall be filed with the Commission on a Current Report on Form 8-K with such Subsequent Placement Agreement and any documents contemplated therein filed as exhibits thereto. If no disclosure has been made by the Company by the end of the twenty Business Day period referred to in this subsection (d), the Subsequent Placement shall be deemed to have been abandoned and the Investors shall no longer be deemed to be in possession of any non-public information with respect to the Company with respect to the Subsequent Placement described in the Offer Notice.

(e)

 In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in this Section 4.13), then each Investor may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Investor elected to purchase pursuant to Section 4.13(c) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Investors pursuant to Section 4.13(c) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Investor so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Investors in accordance with Section 4.13(b) above.

(f)

Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Investors shall acquire from the Company, and the Company shall issue to the Investors, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4.13(e) above if the Investors have so elected, upon the terms and conditions specified in the Offer. The purchase by the Investors of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Investors of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investors and their respective counsel (such agreement, the “Subsequent Placement Agreement”).

(g)

Any Offered Securities not acquired by the Investors or other persons in accordance with Section 4.13(f) above may not be issued, sold or exchanged until they are again offered to the Investors under the procedures specified in this Agreement.

(h)

In exchange for the Company’s willingness to agree to these procedures, each Investor hereby irrevocably agrees that it will hold in strict confidence any and all Offer Notices, the information contained therein, and the fact that the Company is contemplating a Subsequent Placement, until such time as the Company is obligated to make the disclosures required by Section 4.13(d), or unless it notifies the Company in writing that it no longer desires to receive Offer Notices.

(i)

The rights contained in this Section shall not apply to the issuance and sale by the Company of:

(i)

shares of Common Stock or Common Stock Equivalents to employees, officers, or directors of the Company, as compensation for their services to the Company or any of its direct or indirect Subsidiaries pursuant to arrangements approved by the Board of Directors of the Company (including, but not limited to, any stock or option plan duly adopted by the Board of Directors of the Company),

(ii)

shares of Common Stock or Common Stock Equivalents issued as consideration for the acquisitions of or strategic transactions with another company or business where the primary purpose is not to raise capital for the Company or any Subsidiary, which acquisition or strategic transaction has been approved by the Board of Directors of the Company,

(iii)

up to an aggregate of $500,000 worth of shares of Common Stock or Common Stock Equivalents issued to non-Affiliates in connection with services rendered to the Company pursuant to arrangements approved by the Board of Directors of the Company, or

(iv)

securities issued in any Subsequent Closing or upon the exercise or exchange of or conversion of any Common Stock Equivalents issued hereunder or to any placement agents in connection with the transactions contemplated hereby and/or Common Stock Equivalents issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities.

ARTICLE 5.
CONDITIONS PRECEDENT TO CLOSING

5.1.

Conditions Precedent to the Obligations of the Investors to Purchase Securities. The obligation of each Investor to acquire Securities at the Closing is subject to the satisfaction or waiver by such Investor, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties. The representations and warranties of the Existing Company Entities contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)

Performance. The Existing Company Entities shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect or a material adverse change with respect to the Company or the Subsidiaries;

(e)

Company Agreements. The Company shall have delivered:

(i)

This Agreement, duly executed by the Company and Minera;

(ii)

The Closing Escrow Agreement, duly executed by the Company and the Escrow Agent; and

 (iii)

The Registration Rights Agreement, duly executed by the Company;

(f)

Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a); and

(g)

Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

5.2.

Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell Securities at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

Representations and Warranties. The representations and warranties of each Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made on and as of such date;

(b)

Performance. Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(c)

No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(d)

Investor Deliverables. Each Investor shall have delivered its Investment Amount in accordance with Section 2.2(c), the Registration Rights Agreement and the Closing Escrow Agreement, each duly executed by such Investor and a completed Selling Holder Questionnaire (as defined in the Registration Rights Agreement). Each U.S. Investor shall have delivered a duly completed certificate in the form attached as Appendix B. Unless a Canadian Investor’s Investment Amount is Cdn. $150,000 or greater, such Canadian Investor shall have delivered, at least two Business Days prior to Closing, a duly completed certificate in the form attached as Appendix C; and

(e)

Termination. This Agreement shall not have been terminated as to such Investor in accordance with Section 6.5.

ARTICLE 6.
MISCELLANEOUS

6.1.

Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Securities.

6.2.

Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via (i) facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via (i) facsimile at the facsimile number specified in this Section or (ii) electronic mail (i.e., Email) on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, or (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or Email transmission. The address for such notices and communications shall be as follows:

If to the Company:	Minera Licancabur S.A., Inc.
La Pastora No. 121, Officina 201
Las Condes, Santiago
Chile
Attn.: Jorge Osvaldo Orellana Orellana

With a copy to:	Pillsbury Winthrop Shaw Pittman LLP
2300 N Street NW
Washington, D.C. 20037
Facsimile: 202.663.8007
Attn.: Louis A. Bevilacqua, Esq.

If to an Investor:	To the address set forth under such Investor’s name on the
signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4.

Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investors holding a majority of the Shares at the time of the waiver or amendment; provided, however, that any waiver or amendment resulting from the occurrence of a Force Majeure Event pursuant to Section 4.11 hereof, shall be signed by the Company and the Investors holding a majority of Shares at the Final Closing Date. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Shares.

6.5.

Termination. This Agreement may be terminated prior to Closing:

(a)

by written agreement of the Investors and the Company, a copy of which shall be provided to the Escrow Agent; and

(b)

by the Company or an Investor (as to itself but no other Investor) upon written notice to the other, with a copy to the Escrow Agent, if the Closing shall not have taken place by 6:30 p.m. Eastern time on the Outside Date; provided, that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

In the event of a termination pursuant to Section 6.5(a) or 6.5(b), each Investor shall have the right to a return of up to its entire Investment Amount deposited with the Escrow Agent pursuant to Section 2.2(b)(i), without interest or deduction. The Company covenants and agrees to cooperate with such Investor in obtaining the return of its Investment Amount, and shall not communicate any instructions to the contrary to the Escrow Agent.

In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Investors. Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor(s) shall not have any further obligation or liability (including as arising from such termination) to the other and no Investor will have any liability to any other Investor under the Transaction Documents as a result therefrom.

6.6.

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.7.

Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors.”

6.8.

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 (as to each Investor Party) and except that Halter Financial Securities, Inc. shall be a third party beneficiary of all representations and warranties of the Parties set forth in this Agreement.

6.9.

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10.

Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities; provided, however, that the representations and warranties contained in Sections 3.1(e) through 3.1(bb) shall survive the Closing and delivery of the Securities for a period of eighteen (18) months.

6.11.

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12.

Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.

Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14.

Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15.

Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16.

Payment Set Aside. To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17.

Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.18.

Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other

Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LATIN AMERICA VENTURES, INC.

By: _______________________________________
      Name: Jorge Osvaldo Orellana Orellana
      Title: Chief Executive Officer

Only as to Sections 3.1 and Article 6 herein:

MINERA LICANCABUR S.A.

By: _______________________________________
Name: Jorge Osvaldo Orellana Orellana
Title: President

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR INVESTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

_______________________________________________

By:    ___________________________________________
              Name:
              Title:

Investment Amount: $______________________________
Tax ID No.: ______________________________________

ADDRESS FOR NOTICE

c/o: ____________________________________________

Street:__________________________________________

City/State/Zip:____________________________________

Attention: _______________________________________

Tel: ____________________________________________

Fax:____________________________________________

DELIVERY INSTRUCTIONS
(if different from above)

c/o: ____________________________________________

Street:__________________________________________

City/State/Zip:___________________________________

Attention: ______________________________________

Tel:___________________________________________

APPENDIX A

SCHEDULE OF INVESTORS

			Number of
	Investment	Number of	Closing
Name	Amount	Shares	Warrants
Abdolhosayn Taslimi & Shidan Taslimi Jt Ten	$50,000.00	17,986	8,993
BBS Capital Fund, LP	$139,000.00	50,000	25,000
Big Shovel, Inc.	$25,000.00	8,993	4,497
Cletus Davis	$25,000.00	8,993	4,497
David Scully	$100,000.00	35,972	17,986
Bellfield Capital Partners L.P.	$100,000.00	35,972	17,986
David W Larson & Jennifer L Larson Jt Ten	$30,000.00	10,792	5,396
Diane Spolum	$100,000.00	35,972	17,986
Dipaolo Worthington Family Trust DTD 1/31/2008 UAD 01/31/08	$50,000.00	17,986	8,993
Filuma S.R.O.	$400,000.00	143,885	71,943
Gerald W. Bolfing	$100,000.00	35,972	17,986
H Kathuria Investments II Pension Plan & Trust	$75,000.00	26,979	13,490
Halter Global Opportunity Fund L.P.	$300,000.00	107,914	53,957
Ingram Living Trust Dated 11/02/2005 UAD 11/02/05	$50,000.00	17,986	8,993
Investment Hunter, LLC	$200,000.00	71,943	35,972
James V. Bacon Trust DTD 09/14/1995 UAD 03/26/09	$50,000.00	17,986	8,993
James A. Sheahan & Melody K. Sheahan Jt Ten	$75,000.00	26,979	13,490
James Buckner	$100,000.00	35,972	17,986
Jaroslaw Popkowski	$100,000.00	35,972	17,986
John M. McCormack & Maryanne McCormack Comm Prop WROS	$50,000.00	17,986	8,993
Kevin Halter, Jr.	$200,000.00	71,943	35,972
KK Swogger Asset Management, LP	$100,000.00	35,972	17,986
Ladislav Bobiš	$300,000.00	107,914	53,957
Laura D. McHugh	$50,000.00	17,986	8,993
Lawrence Leary	$50,000.00	17,986	8,993
M. Carl Rice & Ellen Hyde Rice Comm Prop	$50,000.00	17,986	8,993
Marek Missala	$120,000.00	43,166	21,583
Mark E. Smead Rev. Living Trust UAD 11/17/95	$50,000.00	17,986	8,993
Mark R. Mitchell & Katherine P. Mitchell TTEE, The Mark and Katherine Mitchell Family Trust dated Nov 7, 1990	$100,000.00	35,972	17,986
Mark R. Mitchell MD A Medical Corporation Defined Benefit Pension Plan	$100,000.00	35,972	17,986
Mark Shinderman	$50,000.00	17,986	8,993
Mehran M. Taslimi	$200,000.00	71,943	35,972
Moenia S.R.O.	$300,000.00	107,914	53,957
Morávek Zdenek	$500,000.00	179,857	89,929
Paul E. Plowman Roth IRA #149-624	$90,000.00	32,375	16,188
Perugia Investments L.P.	$50,000.00	17,986	8,993

			Number of
	Investment	Number of	Closing
Name	Amount	Shares	Warrants
Peter Anthony Gargagliano	$100,000.00	35,972	17,986
Peter D Schiff	$100,000.00	35,972	17,986
Reisner Millennium Investments LLC	$50,000.00	17,986	8,993
Richard Potapchuk	$100,000.00	35,972	17,986
Ruha Taslimi & Shidan Taslimi Jt Ten	$50,000.00	17,986	8,993
Shidan Taslimi	$300,000.00	107,914	53,957
The Suter Family Trust UAD 04/12/02	$100,000.00	35,972	17,986
Timothy R. Crane Trust DTD 12/06/2004 UAD 12/06/04	$50,000.00	17,986	8,993
Tobias Etessami	$150,000.00	53,957	26,979
TPH Capital L.P.	$250,000.00	89,929	44,965
White Pine Productions Defined Benefit Pension Plan	$130,000.00	46,763	23,382

APPENDIX B
U.S. ACCREDITED INVESTOR CERTIFICATE

TO: LATIN AMERICA VENTURES, INC.

In connection with the proposed purchase of the Securities of the Issuer, the undersigned represents and warrants that the undersigned has read the following definition of an “U.S. Accredited Investor” and certifies that the undersigned is a U.S. Accredited Investor as indicated below (check one):

“U.S. Accredited Investor” shall mean any of (check one):

A bank, as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity;

⁪

A broker or dealer registered pursuant to section 15 of the United States Securities Exchange Act of 1934, as amended;

⁪

An insurance company (as defined in Section 2(13) of the 1933 Act);

⁪

An investment company registered under the United States Investment Company Act of 1940, as amended (the “1940 Act”);

⁪

A business development company (as defined in Section 2(a)(48) of the 1940 Act);

⁪

A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the United States Small Business Investment Act of 1958, as amended;

⁪

A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of U.S.$5,000,000;

⁪

An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (1) whose investment decision is made by a plan fiduciary as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company or registered investment advisor, or (2) having total assets in excess of U.S.$5,000,000, or (3) if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

⁪

A private business development company (as defined in Section 202(a)(22) of the United States Investment Advisers Act of 1940);

⁪

An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986 as amended, company, or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, having total assets in excess of U.S.$5,000,000;

⁪

A director or executive officer of the Issuer;

⁪

A natural person with individual net worth, or joint net worth with his or her spouse, at the time of purchase in excess of U.S.$1,000,000;

⁪

A natural person with an individual income in excess of U.S.$200,000 in each of the last two years or joint income with his or her spouse in excess of U.S.$300,000 in each of those years, and who reasonably expects to reach the same income level in the current year;

⁪

A trust, with total assets in excess of U.S.$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in section Rule 506 (b)(2)(ii) of the 1933 Act; and

An entity in which all of the equity owners are U.S. Accredited Investors.

⁪

TERMS NOT DEFINED HEREIN SHALL HAVE THE MEANINGS ASCRIBED TO THEM IN THE SECURITIES PURCHASE AGREEMENT TO WHICH THIS SCHEDULE IS ATTACHED.

The foregoing representation, warranty and certificate are true and accurate as of the date of this certificate.

Dated: __________________, 2010.

______________________________________________
Print name of Purchaser (or person signing as agent)

By: ___________________________________________
          Signature
          Title

(please print name of individual whose signature appears
above, if different from name of Purchaser or agent
printed above)

APPENDIX B
CANADIAN ACCREDITED INVESTOR CERTIFICATE

IF YOUR SUBSCRIPTION PRICE EXCEEDS Cdn. $150,000, YOU ARE NOT REQUIRED TO COMPLETE AND SIGN THIS CERTIFICATE.

TO:        LATIN AMERICA VENTURES, INC.

CERTIFICATE

In connection with the purchase of shares (the “Purchased Securities”) of Latin America Ventures, Inc. (the “Company”), the undersigned (the “Purchaser”) hereby represents, warrants and certifies that:

1. the Purchaser is resident in a province or territory of Canada or is otherwise subject to the securities laws of a province or territory of Canada;

2. the Purchaser is purchasing the Purchased Securities as principal or is deemed under National Instrument 45-106 - Prospectus and Registration Exemptions of the Canadian Securities Administrators (“NI 45-106”) to be purchasing the Purchased Securities as principal; and

3. the Purchaser is (please initial or place a check-mark on the appropriate line below):

(a) _________an “accredited investor” within the meaning of NI 45-106, by virtue of satisfying the indicated criterion as set out in appendix “A” to this certificate (YOU MUST ALSO INITIAL OR PLACE A CHECK-MARK ON THE APPROPRIATE LINE IN SCHEDULE A ATTACHED TO THIS CERTIFICATE); or

(b) _________an “affiliate” within the meaning of NI 45-106 of the Company (see Schedule A to Appendix B for definition of “affiliate”); or

The above representations and warranties will be true and correct both as of the execution of this certificate and as of the closing time of the purchase and sale of the Purchased Securities and acknowledges that they will survive the completion of the issue of the Purchased Securities.

The undersigned acknowledges that the foregoing representations and warranties are made by the undersigned with the intent that they be relied upon in determining the suitability of the Purchaser as a purchaser of the Purchased Securities and that this certificate is incorporated into and forms part of the Securities Purchase Agreement and the undersigned undertakes to immediately notify the Company of any change in any statement or other information relating to the Purchaser set forth herein which takes place prior to the closing time of the purchase and sale of the Purchased Securities.

Dated:, __________________2010.

______________________________________________
Print name of Purchaser (or person signing as agent)

By: ___________________________________________
          Signature
          Title

(please print name of individual whose signature appears
above, if different from name of Purchaser or agent
printed above)

     Schedule A to Appendix B

Accredited Investor - (defined in NI 45-106) means:

________	(a)	a Canadian financial institution or bank,

________	(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada),

________	(c)

a subsidiary of any person referred to in paragraph (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary,

________	(d)

a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador),

________	(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d),

________	(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly-owned entity of the Government of Canada or a jurisdiction of Canada,

________	(g)

a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l'île de Montréal or an intermunicipal management board in Quebec,

________	(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government,

________	(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada,

________	(j)

an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000,

________	(k)

an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year,

________	(l)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000,

________	(m)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements,

________	(n)	an investment fund that distributes or has distributed its securities only to

(i) a person that is or was an accredited investor at the time of the distribution,

(ii) a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment] and 2.19 [Additional investment in investment funds] of NI 45-106, or

iii)                  a person described in paragraph (i) or (ii) immediately above that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45- 106,

________	(o)

an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Quebec, the securities regulatory authority, has issued a receipt,

________	(p)

a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be,

________	(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(i) is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(ii) in Ontario, is purchasing a security that is not a security of an investment fund,

________	(r)

a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded,

________	(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function,

________	(t)

a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors,

________	(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

________	(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as

(i) an accredited investor.

NOTE: The investor must initial or place a check-mark beside the portion of the above definition applicable to the investor.

For the purposes hereof:

(a)	“Canadian financial institution” means

	(i)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(ii)

a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(b)	“eligibility adviser” means

	(i)	a person that is registered as an investment dealer and authorized to give advice with respect to the type of security being distributed, and

(ii)

in Saskatchewan or Manitoba, also means a lawyer who is a practising member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not:

		(A)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders or control persons, and

(B)

have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

(c)	“executive officer” means, for an issuer, an individual who is

	(i)	a chair, vice-chair or president,

	(ii)	a vice-president in charge of a principal business unit, division or function including sales, finance or production, or

	(iii)	performing a policy-making function in respect of the issuer;

(d)	“financial assets” means (i) cash, (ii) securities or (iii) a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(e)	“founder” means, in respect of an issuer, a person who,

	(i)	acting alone, in conjunction or in concert with one or more persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

	(ii)	at the time of the trade is actively involved in the business of the issuer;

(f)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client's express consent to a transaction;

(g)	“investment fund” has the meaning ascribed thereto in National Instrument 81-106 - Investment Fund Continuous Disclosure;

(h)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(i)	“related liabilities” means

	(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

	(ii)	liabilities that are secured by financial assets;

(j)	“spouse” means, an individual who,

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(iii)

in Alberta, is an individual referred to in paragraph (i) or (ii) immediately above or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta); and

(k)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary;

Affiliated Entities and Control

1.	An issuer is considered to be an affiliate of another issuer if one of them is the subsidiary of the other, or if each of them is controlled by the same person.

2.	A person (first person) is considered to control another person (second person) if

(a)

the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of the directors of the second person, unless the first person holds the voting securities only to secure an obligation,

	(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests in the partnership, or

	(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person.

All monetary references are in Canadian Dollars